UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2008

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31265	93-0987903
(Commission File No.)	(IRS Employer Identification No.)

3165 Porter Drive

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2008, the Compensation Committee of the Board of Directors of Telik, Inc. (the “Company”) adopted an amendment to the Company’s Change of Control Severance Benefit Plan (the “Plan”) to clarify the manner in which the Plan complies with the final regulations under Section 409A of the Internal Revenue Code (“Section 409A”).

On December 17, 2008, the Company entered into an amended and restated employment agreement with Michael M. Wick, M.D., Ph.D. (the “Employment Agreement”) to clarify the manner in which such employment agreement complies with the final regulations under Section 409A.

Copies of the Plan and the Employment Agreement are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the text of the Plan and the Employment Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Telik, Inc. Change of Control Severance Benefit Plan, as amended.

10.2	Amended and Restated Employment Agreement, by and between the Company and Michael M. Wick, M.D., Ph.D., dated December 17, 2008.

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Dated: December 17, 2008	By:	/s/ William P. Kaplan
William P. Kaplan
Vice President, General Counsel and
Corporate Secretary

3.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Telik, Inc. Change of Control Severance Benefit Plan, as amended.

10.2	Amended and Restated Employment Agreement, by and between the Company and Michael M. Wick, M.D., Ph.D., dated December 17, 2008.